UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEUDLE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Dear CME Member and Class B-1 Shareholder,

Now that all six of your CME Group B-Share Directors stand for election every year, CME Group Proxy season can be a bit overwhelming. It is critically important that you support effective CME Group governance by casting your proxy ballots. Thank you for your patience with the proxy voting and solicitation process.

I hope you find the information below to be helpful.

Sincerely,

Jeff Bernacchi CME Group Board of Directors www.CMEvote.com O: 312-235-0000 C: 847-732-5837 JeffBernacchi@gmail.com, Jeff.Bernacchi@CMEGroup.com

CME Group Proxies have now been fully distributed. If you signed up for email delivery at http://enroll.icsdelivery.com/CME, your email was sent on Wednesday, April 19, from CME GROUP INC. <id@proxyvote.com>. The Subject line reads: CME GROUP INC. Annual Meeting.

In the body of the email, there is a link that will take you directly to the voting site. The link appears similar to this:

VOTE BY INTERNET - https://www.proxyvote.com/015958121786XXXXX

The hard copy mailing to those not signed up for electronic was delivered on or after, April 24th. If you received your proxy card by mail, your 16-digit control number appears on the right side of the Proxy Card just above the middle of the page and looks similar to this:

As a reminder, you must have your unique control numbers to be able to vote. You can vote your proxy at www.proxyvote.com, or at my campaign website, www.CMEvote.com until 10:59 p.m., Central Time, on Tuesday, May 23, 2017.

If you do not receive your B-share proxy card and your 16-digit control number, Broadridge, the inspector of election for the meeting, will help facilitate voting by telephone. Call Broadridge directly at 855-928-4491 to speak to a proxy specialist to cast your Class B votes over the phone. You will be required to provide information to confirm your identity. All calls will be recorded and voting confirmations will be sent by mail to the address of record.

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Jeff Bernacchi (JMB), CME Board Member

"In more than 35 years as an exchange member, I have personally performed many of the roles our members play. As a director, I will continue to fairly represent the multiple interests of our members and shareholders."

cme
Chicago Mercantile Exchange

CME Group Board of Directors since 2009

Member of CME Group Board Audit and Risk Committees

Active Individual Trader CME Member since 1979

Former AP of an FCM and Priniciple of an IB

CME Group Shareholdings and Memberships

- Equity CME member
- 60,886 CME Class A shares
- Equity NYMEX member
- Equity CBOT member
- Equity AM member
- Equity IDEM member

JMB
A Lessor and Lessee of Memberships

Legend

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 24, 2017. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

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